UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 3, 2007

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

22026 20th Avenue S.E., Bothell, Washington   98021

(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Termination of a Material Definitive Agreement.

On October 17, 2005, Sonus Pharmaceuticals, Inc., a Delaware corporation (“Sonus”), entered into a Collaboration and License Agreement with Bayer Schering Pharma AG (formerly Schering AG), a German corporation (“Bayer Schering”), pursuant to which, among other things, Sonus granted Bayer Schering an exclusive, worldwide license to Sonus’s TOCOSOL® Paclitaxel anti-cancer product (the “Product”).  At that time, the parties agreed to a core development program consisting of the initial pivotal trial in metastatic breast cancer, trials for additional indications and trials to support launch of the Product, and agreed to share equally in the costs of the core development program.  The foregoing description of the Agreement is not complete and is qualified by reference to the full text of the Agreement, which was included as Exhibit 10.35 to Sonus’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006 and is hereby incorporated by reference.

On October 3, 2007, Sonus received notification from Bayer Schering of its decision to terminate the Agreement in accordance with its terms because the phase 3 pivotal trial of the Product did not meet its primary endpoint and the results of the trial do not support, in Bayer Schering’s judgment, the Product’s submission for a New Drug Application with the United States Food and Drug Administration.  The Agreement provides that the termination shall be effective within thirty (30) days’ of the date on which written notice was received by Sonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: October 4, 2007	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer